Exhibit 99


                                                 [Beacon Power Corporation Logo]


                                                    NEWS FOR IMMEDIATE RELEASE
                                                    Contact: Paul Sagan
                                                    Sharon Merrill Associates
                                                    617-542-5300
                                                    psagan@investorrelations.com


                          BEACON POWER REDUCES BACKLOG

Wilmington, MA - September 10, 2001 - Beacon Power Corporation (Nasdaq: BCON) today announced that based on newly developed information, it has withdrawn 100 units from backlog, valued at $1.5 million, that were included in backlog at December 31, 2000. The Company further stated that no revenue had been recognized as to those units, and that its relationship with the customer, TLER Associates Ltd., has ended. The Company also has revised its unit forecast from 50 units to 20 units for 2001.

"We recently met with TLER management and decided not to proceed," said Bill Stanton, president and CEO of Beacon Power. "To put this into perspective, this was a $1.5 million contract for 2kWh units. As we previously stated, our principal focus is on large contracts for our higher margin 6kWh Flywheel Energy Storage System unit, to large communications companies, primarily in the United States."


About Beacon Power Corporation

Beacon Power Corporation designs, manufactures, and markets advanced flywheel technology products that provide reliable electric power required by the information economy. Beacon Power Corporation is the only company to have developed a flywheel made from proprietary composite materials that can store and deliver the energy needed for long-duration backup of remote communications sites. Beacon Power Corporation is initially targeting this $4 billion communications segment of the $12 billion power quality and reliability market with products that offer better return on investment with superior performance to environmentally hazardous lead-acid battery back-up power systems, including higher reliability, longer life, reduced maintenance, quicker recharging, remote monitoring and environmental friendliness.

For more information, please contact Tom Nealon, Director of Investor Relations at Beacon Power Corporation, 978.694.9121; fax 978.694.9127; email nealon@beaconpower.com; or write to 234 Ballardvale Street, Wilmington, MA 01887. Visit Beacon Power on the Internet at www.beaconpower.com

Safe Harbor Statements under the Private Securities Litigation Reform Act of 1995: Material contained in this press release may include statements, which are not historical facts and are considered "forward-looking" within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect Beacon Power Corporation's current views about future events and financial performances. These forward-looking statements are identified by the use of terms and phrases such as "believe," "expect," "plan," "anticipate," and similar expressions identifying forward-looking statements. Investors should not rely on forward-looking statements because they are subject to a variety of risks, uncertainties, and other factors that could cause actual results to differ materially from Beacon Power Corporation's expectation, and Beacon Power Corporation expressly does not undertake any duty to update forward-looking statements. These factors include Beacon Power Corporation's short operating history, its history of losses and anticipated continued losses from operations, its limited experience manufacturing Flywheel Energy Storage Systems on a commercial basis including the fact that no commercial contracts have been executed to date, the dependence of Beacon Power Corporation's sales on the achievement of product development and commercialization milestones, the adverse effect of the uncertainty of the political and economic climate of any foreign countries into which we sell, including the uncertainty of enforcing contracts in those countries and the potential substantial fluctuation in currency exchange rates, significant technological challenges including the risk of successfully developing the 2kWh and 6kWh Flywheel Energy Storage Systems as well as the commercial viability of each of these flywheel products, Beacon Power Corporation's dependence on third-party suppliers for key component parts,


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intense  competition from companies with greater financial resources than Beacon
Power Corporation, the risk that government regulation may impede Beacon Power Corporation's ability to market its products, possible product liability claims that may or may not result from safety failures of Beacon Power Corporation's flywheels and the negative publicity which could result, any failure to protect Beacon Power Corporation's intellectual property, any failure to hire and retain key executives, the lack of availability of additional financing, the recent volatility in the stock price of companies operating in the same sector as Beacon Power Corporation, control by Beacon Power Corporation's controlling shareholders and the limited ability of other investors to influence the outcome of matters requiring shareholder approval, conditions in the communications industry that comprises Beacon Power Corporation's initial target market, but are not limited to, factors detailed from time to time in Beacon Power Corporation's filings with the Securities and Exchange Commission.

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